UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

Office Properties Income Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Office Properties Income Trust.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, our Board of Trustees (“Board”) adopted resolutions increasing the size of our Board from eight members to nine members. On the same date, pursuant to a recommendation of our Nominating and Governance Committee, our Board elected Mark A. Talley as an Independent Trustee of our Board with a term to expire at the Company’s 2023 annual meeting to fill the vacancy created by the increase in size of our Board to nine Trustees.

Mr. Talley is a principal and one of the founding partners of Greenwood Commercial Real Estate where he primarily provides acquisition, disposition and leasing services for clients regarding office real estate. Prior to starting Greenwood in May 2021, Mr. Talley worked for more than 25 years in various roles in the commercial real estate industry in the metropolitan Detroit, Michigan market, including working at Griswold Realty Advisors between 2012 and 2021, working at Grubb & Ellis between 2007 and 2012 as well as working at Jones Lang LaSalle (including its predecessor LaSalle Partners) between 1995 and 2007. Mr. Talley is also currently involved in various non-profit and civic leadership roles in the Detroit, Michigan area.

Our Board concluded that Mr. Talley is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For his service as an Independent Trustee, Mr. Talley will be entitled to the compensation we generally provide to our Independent Trustees. There is no arrangement or understanding between Mr. Talley and any other person pursuant to which Mr. Talley was selected as a Trustee. There are no transactions, relationships or agreements between Mr. Talley and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with his election as an Independent Trustee, we entered into an indemnification agreement with Mr. Talley, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement entered into by our Trustees with us as Exhibit 10.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which form is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Date:  April 12, 2022